Exhibit 99.1

MICROMUSE

Host: Lloyd Carney

December 30, 2003/10:00 a.m. CST

MICROMUSE

December 30, 2003

10:00 a.m. CST

Moderator

Ladies and gentlemen, thank you for standing by, and welcome to the Micromuse conference call. At this time, all participants are in a listen-only mode. Later, we will conduct a question-and-answer session. Instructions will be given at that time. If you should require operator assistance during this call please press star, then zero. As a reminder, this conference is being recorded. I would now like to turn the conference over to our host, Ms. Stephanie Hillstrom, Director of Investor Relations. Please go ahead.

S. Hillstrom

Hello, and thank you for joining us today on this call. With me today are Lloyd Carney, Micromuse Chairman and CEO; and Mike Luetkemeyer, our Chief Financial Officer. Before we begin, I will start with a brief legal introduction.

MICROMUSE

Host: Lloyd Carney

December 30, 2003/10:00 a.m. CST

Statements made in the course of this call that are not purely historical are forward-looking statements. The company undertakes no duty to update information provided on this call. Forward-looking statements include statements regarding the company’s or management’s intentions, hopes, beliefs, expectations or predictions. Because such statements deal with future events, they are subject to various risks and uncertainties, and actual results could differ materially from the company’s current expectations.

The factors that could cause actual future results to differ materially from the forward-looking statements include the following: possible changes in the scope and nature of, and uncertain time needed to complete the internal inquiry described in the press release issued today, December 30th, 2003; the uncertain extent to which prior-period financial information will need to be restated upon completion of the internal inquiry; whether or not the SEC will commence any inquiry and/or investigation into these or other matters affecting the company; the likely need to seek from Nasdaq a grace period for filing the Form 10-K in order to avoid de-listing of the company’s common stock from the Nasdaq national market; and uncertainties that may be associated with any hearings or appeals that seek to avoid de-listing for failure to timely file the Form 10-K; the results and effects of the company’s accounting inquiry, once completed;

MICROMUSE

Host: Lloyd Carney

December 30, 2003/10:00 a.m. CST

uncertainties relating to the time needed by the company’s independent auditors to complete the fiscal 2003 audit; uncertainty as to when Form 10-K and first-quarter Form 10-Q will be filed; fluctuations in customer demands; the company’s ability to manage its growth, including the ability to hire sufficient sales and technical personnel; the risks associated with the expansion of the company’s distribution channels; the risk of new product introductions and customer acceptance of new products; the rapid technological change which characterizes the company’s markets; the risks associated with competition; the risks associated with international sales as the company expands its market; and the ability of the company to compete successfully in the future, as well as other risks identified in the company’s Securities and Exchange Commission filings, including but not limited to those appearing under the caption “Risk Factors” in the company’s most recent quarterly reports on Form 10-Q and on Form 10-K on file with the Securities and Exchange Commission, and available on the company’s Web site. The company disclaims any obligation or intention to update or revise any forward-looking statements.

Now I will turn the call over to Lloyd Carney. Lloyd?

MICROMUSE

Host: Lloyd Carney

December 30, 2003/10:00 a.m. CST

L. Carney

Good morning, and thank you for joining us. The purpose of this call is to discuss the announcement we made earlier today. As you are most likely aware, we issued a press release announcing that we’re going to postpone the filing of our fiscal 2003 Form 10-K. The 10-K was due on December 29th, 2003. This delay was prompted by an inquiry regarding our accounting for accrued expenses and expense recognition. We expect that this inquiry will lead to a restatement of historical financial statements, including adjustments to previously-published financial results for fiscal years ended September 30th of 2000, 2001, 2002, and 2003.

I want to highlight three important points. First, based on current information, Micromuse expects that the anticipated adjustments will not have a material impact on the company’s historically-reported revenues during the restatement and adjustment periods. Second, current cash and equivalent balances are not expected to be adjusted. Third, Micromuse remains debt-free.

For more details of the inquiry and for revised guidance for fiscal Q1, I’m going to turn the call over to Mike Luetkemeyer. Mike?

MICROMUSE

Host: Lloyd Carney

December 30, 2003/10:00 a.m. CST

M. Luetkemeyer

Thanks, Lloyd. Before I go into the details of the anticipated adjustments, I’d like to comment on how this inquiry started. In mid-September of 2003, in the course of addressing a human resources issue in the finance department, I was made aware of some specific questions about past accounting treatment of a small number of discrete and seemingly unrelated accounting entries. I immediately notified Lloyd, and Lloyd and I went to the audit committee of Micromuse.

The committee then retained outside counsel, Clifford Chance, U.S. LLP, to conduct an inquiry. During the audit committee’s inquiry, questions were raised about the manner in which Micromuse had previously accounted for accrued expenses. As a result, Clifford Chance retained forensic accountants from Deloitte & Touche to assist independent counsel in conducting a detailed inquiry of these issues.

Our finance team, plus Lloyd and myself, have also been fully engaged in this issue to ensure accurate, comprehensive and efficient resolution. Although the inquiry began in September, it was not until late October that we learned of possible errors with respect to accrued expenses and expense recognition, and it was not until late December that we concluded that a restatement was necessary.

MICROMUSE

Host: Lloyd Carney

December 30, 2003/10:00 a.m. CST

As Lloyd stated, based on current information, Micromuse expects that the anticipated adjustments will not have a material impact on the company’s historically reported revenues during the restatement and adjustment periods. Current cash and cash equivalence balances are not expected to be adjusted, and Micromuse, as always, remains debt-free.

We expect that these adjustments will affect reported earnings in certain periods, some resulting in a positive impact to earnings and some resulting in a negative impact to earnings; and we’re still in the process of quantifying those impacts to the company’s historical financial statements. We have notified the Securities and Exchange Commission and Nasdaq that our Form 10-K filing for fiscal year 2003 will be delayed while the internal inquiry and restatement processes are completed. In addition, management has begun to implement appropriate remedial actions, and the audit committee is also working with management and advisors to strengthen the company’s financial controls.

Regarding fiscal Q1 guidance, we are revising our revenue and earnings outlook based on information available as of December 29th, 2003. We now expect that fiscal Q1 revenue will be at the high end of, or slightly

MICROMUSE

Host: Lloyd Carney

December 30, 2003/10:00 a.m. CST

exceed, our previously-issued guidance of $34 to $35 million. During fiscal Q1, we now expect to incur approximately $2 million dollars in previously unanticipated professional fees and expenses related to the accounting inquiry. Prior guidance on GAAP and pro forma net income per share should not be relied upon. I will now turn the call back to Lloyd.

L. Carney

Thanks, Mike. This management team fully understands the importance of the restatement, and we have taken away some hard-learned lessons from this inquiry to date. To summarize: This is an internally-initiated event, independently executed by the audit committee. It was a prudent path to escalate to the audit committee. It is a prudent path to move for a restatement.

Micromuse expects that the anticipated adjustments will not have a material impact on the company’s historically reported revenues during the restatement and adjustment periods. Current cash and cash equivalent balances are not expected to be adjusted, and Micromuse remains debt-free. This inquiry will serve to improve our financial controls and practices, and makes a stronger company. We’re still going about business as usual, and I want to ensure that our shareholders, customers

MICROMUSE

Host: Lloyd Carney

December 30, 2003/10:00 a.m. CST

and employees continue to have strong faith in our company’s stated performance and goals.

With that, I’ll conclude my formal comments. Thank you for listening in on today’s call. Mike and I will now open up the call for questions.

Moderator

Ladies and gentlemen if you which to ask a question, please press star then one on your touch tone phone, you will hear a tone indicating you have been placed in queue, you may remove yourself from queue at any time by pressing the pound key. If you are using a speaker phone, please pick-up the handset before pressing the numbers. Once again, if you have a question please press star and then one at this time. Thank you.

Our first question comes from Mike Latimore of Raymond James. Please go ahead.

M. Latimore

Good morning. Maybe we could just get a little more clarity around what kind of expenses we’re talking about here. Does this relate to cost of services provided? Was it in the cost of goods sold line, or what kind of expenses? Mike, you said a small number of entries. Can you give a little bit more specificity around the number there?

MICROMUSE

Host: Lloyd Carney

December 30, 2003/10:00 a.m. CST

M. Luetkemeyer	Mike, again, the process is underway and it’s not yet complete. But the questions primarily relate to expense accruals that would fall into one of the various lines in operating expenses, primarily.

M. Latimore	All right. With regard to the $2 million dollars in additional expense this quarter, how much of that do you think will continue into the next quarter?

M. Luetkemeyer

Again, the process isn’t complete, and I do anticipate that we will have expenses related to this inquiry that fall into the following quarter. It’s pretty hard to estimate what those might be at this point, because we don’t quite yet know when this will end, when the process will end.

L. Carney

One of the things that we’re doing is we’re bringing on additional resources in the accounting organization in order to expedite this restatement process, so we are bringing in an outside team of accounting personnel to help us expedite this process. So there will obviously be additional costs incurred there.

MICROMUSE

Host: Lloyd Carney

December 30, 2003/10:00 a.m. CST

M. Latimore	Sure. What’s your level of conviction that there won’t be any material changes to revenues and cash, given that the process is just starting to get underway here?

L. Carney	Very high.

M. Luetkemeyer

Very high. Mike, cash is cash, and it’s either in the bank or it’s in an equivalent that’s invested in U.S. government securities or corporate bonds, so there’s not going to be any adjustment to the cash balances. In terms of revenue, our outside auditors have, as they would tell you, beat revenue to death every quarter and every year, and the review that we’ve gone through so far has done nothing but strengthen our view that our rev-rec practices are among the best in the industry, so we have a very high confidence that neither of those are going to be impacted materially.

M. Latimore	Thanks.

Moderator	Our next question comes from the line of Michael Turits of Prudential Equities. Please go ahead.

MICROMUSE

Host: Lloyd Carney

December 30, 2003/10:00 a.m. CST

M. Turits

Hello, guys. I hate to ask the same question again, but can you be more specific about the expense recognition and accrual issues, or – put it this way: can you give us some examples of ways in which you should have recognized expense differently, or did or didn’t accrue sufficiently?

M. Luetkemeyer

Yes, let me try and take a shot at that. As you know, Michael, this company grew very, very rapidly, early in the time frame in question, ‘99, 2000, and then cut back just as rapidly following that time frame in 2001 and 2002. While we take this as a very, very serious matter – and I don’t want to – this is not an excuse, by any means – but during that rapid growth, we probably didn’t grow our resources in financial control as rapidly as we should have, and during the rapid cutbacks, we probably cut too fast and too far, and some of the internal disciplines broke down.

Some of the things that we’re going to do going forward, as Lloyd said, is add more resource into that organization. We’re going to implement some basic blocking-and-tackling mechanisms, like self-audits; like very rigorous account reconciliations that are reviewed by people other than the people that are doing the account recs themselves; very rigorous closing processes, where we go through and test at a very detailed level entries

MICROMUSE

Host: Lloyd Carney

December 30, 2003/10:00 a.m. CST

made to the various journals. In some cases, we’re looking at potential over-accruals. In some cases, we’re looking at potential under-accruals.

M. Turits

I guess my question was – those all sound like good steps. My question is, is there some them, or are there a couple of general areas in which these errors occurred? Can you give us some examples of them?

L. Carney

Because we’re in the midst of finishing up the inquiry and going through the restatement process, it would probably be inappropriate to elaborate on that. But again, the key point is, the prior question, rev rec is solid; the whole inquiry to date has done nothing but reinforce the fact that we have probably the most stringent process in place in acknowledging revenue. It really is limited right now, from what we’re seeing, to the expense accrual, expense recognition. You will see quarters where there will be positive adjustments; there will be quarters where there will be negative adjustments. You’ll probably even see years where the entire adjustment nets to zero because of what has happened here. But that’s what we know today. So it would be inappropriate to expound on exactly what some of those accruals were.

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Host: Lloyd Carney

December 30, 2003/10:00 a.m. CST

M. Turits

One follow-up: What are the implications for how we should model expenses going forward, on two accounts: one, if in the last 12 to 24 months, accruals or expenses go up, then conceivably your cash expenses could go up higher than we would have expected. Second, if you’re going to start accruing on a different basis, is it possible – and also, if you have higher accounting and financial expenses – is it possible that we would have a lower profitability profile for the company on both a cash and accrual basis than we might have imagined going forward?

M. Luetkemeyer

Yes. Michael, it’s going to be pretty difficult for us to help you with your model at this point, because the process isn’t complete, but we’re going to add some additional resource into the finance organization. For the most part, we’re just going to redouble discipline in the finance organization and separation of duties within the finance organization. Those things don’t cost a lot of money.

The review that we’re going through will be complete some time in the next few months, and those costs obviously are not going to be ongoing to the company. So my view is that once we come out the other end of this, we’re going to be a stronger company as a result of having gone through this and made the right choices and the right decisions today. We’re going

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Host: Lloyd Carney

December 30, 2003/10:00 a.m. CST

to have a better handle on our expense structure than ever before, and sort of, that’s to me the silver lining in all of this, is that we’re going to be better for it.

M. Turits	You expect the review to be complete, and therefore the review expenses to be complete within the next few months?

M. Luetkemeyer

Our goal would be to be able to complete this and file financial statements within the next few months. Our goal would be to do that. I can’t put a specific end date on it, because as we’ve said, it’s ongoing at this point.

M. Turits	Thanks very much.

Moderator	Our next question comes from the line of Sterling Auty of J.P. Morgan. Please go ahead.

S. Auty	Hello, guys. Just to follow up on Mike’s question, is there any idea how many heads, just in a rough estimate, you think you would need to add to the finance organization?

MICROMUSE

Host: Lloyd Carney

December 30, 2003/10:00 a.m. CST

M. Luetkemeyer	We’re not talking about an army of accountants here long term, but we’re talking about incremental resource in one or two folks.

L. Carney

Yes, there will be one or two. The team we’re bringing in to help augment will probably be about five or six people, to get us through this restatement process; but ongoing, it’s not a lot of resources required. It’s more improvements in the controls within the organization that we’ll be looking at, which again don’t cost us anything.

S. Auty

So far in your review, because it sounds like you’re a couple of months into looking at this, have you been able to isolate the issues to one specific employee or one specific geography? Just how extensive are the discrete issues?

L. Carney

Again, one of the things that you’ll realize in this process, we’re in it a couple of months, but because of the time line – the time line is, it was an employee-related issue, an HR-related issue, brought to Mike. Mike immediately escalated it to myself and to our legal team and the HR organization. We then went to the audit committee, who then brought in independent counsel, Clifford Chance, who, after looking and evaluating some of the issues that were brought up, most of which were initially not

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Host: Lloyd Carney

December 30, 2003/10:00 a.m. CST

thought to be very significant, there were ancillary issues that came up that led us to realize that we should go further with the investigation.

At that point, Clifford Chance brought in Deloitte & Touche forensic auditors, and then we eventually brought in KPMG, our own auditors. So the time line is one which, as a management team, we wish would have been expedited. But again, this was something where this was an independent investigation, though we initiated it. The proper course of action was for us to step back and allow it to take the proper course, and to ensure the independence of the audit committee’s work and the team from Clifford Chance and Deloitte & Touche.

Because of the range of time frame, from the 2000 time frame forward, there are individuals who are involved in the transactions, the processes that were put in place, who are no longer even with the company. So it’s various transactions, various people involved in those transactions over, quite frankly, a broad period of time. So we’re still in the process of working through what the final restatement sheet looks like, what are the final adjustments that need to be made.

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Host: Lloyd Carney

December 30, 2003/10:00 a.m. CST

S. Auty

Then, Mike, just at what level in the finance organization are these issues, in terms of the items that – even if there are people that aren’t with the company any longer, just how low or how high in the finance organization did these problems occur?

M. Luetkemeyer	I guess I would characterize it as mid-level.

S. Auty

So it’s stuff that’s far enough down that it’s not reasonable that you would have caught it, either in an annual review or – it sounds like this is stuff that started before you even joined the company; is that correct?

M. Luetkemeyer

Some of these activities go back into the year 2000, well before I joined the company; but some of these activities actually occurred on my watch. So I take this very, very seriously. Should I have caught it? I take full responsibility. I wish I had caught it. We will just redouble our efforts going forward.

L. Carney

With the enhancements we will be making in the financial controls and processes, fully expect that we would be able to find some of these errors that we have now come across. Hindsight is a beautiful thing, being able to look back at transactions that were placed two years ago, a year ago,

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Host: Lloyd Carney

December 30, 2003/10:00 a.m. CST

three years ago, and being able to, in today’s environment, be able to say we should have done it differently. That’s a luxury that we have going through this process. But net net of it is there’s no doubt that the more stringent financial controls that we’re putting in place will enable us to ferret out these kinds of issues on a going forward basis.

S. Auty

Then, two last ones: One, will you actually break out the incremental expenses associated with the investigation, more into GAAP and audit pro forma? That’s the first one. The second one, given the wording in the press release, am I to assume that you’re not quite sure how this – the actual expenses get recognized here in the fourth quarter, such that you’re not quite sure how it impacts the actual pro forma EPS guidance that was given back in October?

M. Luetkemeyer

To answer your first question, we will break out the expenses associated with this review separately, so you can have very good clarity as to how much money it has cost the company in our fiscal Q1, and we’ll continue to break it out until it’s completed, so you’ll have great clarity around how much cost the entire process has been to the company.

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Host: Lloyd Carney

December 30, 2003/10:00 a.m. CST

In terms of guidance, I think what we said in the press release is, you just shouldn’t rely on previous guidance for earnings at this point. The only specificity we gave is that we currently estimate about $2 million will hit in this quarter.

S. Auty

Okay, great. Actually, let me just throw one last out, because I missed it when you said it before. Do you feel, do you have a guesstimate as to how long the process will take? Are we talking months, quarters, just as a rough ballpark?

M. Luetkemeyer	My view is we’re talking months, not quarters. Our goal would be to be able to file restated financials within the next few months.

S. Auty	Okay, great. Thank you.

Moderator	Our next question comes from the line of Richard Sherman from Janney Montgomery Scott. Please go ahead.

R. Sherman

Good morning, guys. My questions are about the guidance that you provided for the current quarter. It looks like you’ll be at the upper end of guidance. Will license revenue be higher sequentially in December?

MICROMUSE

Host: Lloyd Carney

December 30, 2003/10:00 a.m. CST

M. Luetkemeyer

Rich, as you’ll remember, when we were giving guidance early in the quarter, we talked about up total revenue, and maintenance and services revenue doesn’t tend to change much quarter to quarter, because it’s deferred and recognized ratably, so that if there’s a significant uptick quarter to quarter in total revenue, it pretty much has to come from license revenue, so the answer is yes. I mean, it’s a long-winded way to answer your question, but license revenue pretty much has to be up sequentially.

R. Sherman	The last two questions I had is maybe some updates on the distribution side, in direct. Is there anything new there? And your search for a new head of sales.

L. Carney

On the search for the new head of sales, we’ve a lot of good success. We have a lot of good candidates from – all our major competitors have thrown their hat in the ring. We’ve gone through internal auditing processes in reviewing and interviewing those candidates. We have had board-level interviews made. So we feel pretty confident that within a short period of time, we’ll be able to announce that we’re bringing on board a recognizable topnotch candidate from the industry.

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Host: Lloyd Carney

December 30, 2003/10:00 a.m. CST

M. Luetkemeyer	On your other question, Rich, the quarter isn’t quite over yet, so I’d hate to give too much granularity on how revenue is going to split out between direct and indirect. It’s just a little premature.

R. Sherman	Thanks, gentlemen.

Moderator	Our next question comes from the line of Tom Ernst of Thomas Weisel. Please go ahead.

T. Roderick

Good morning, guys. This is Tom Roderick, calling in for Tom Ernst. I just wanted to ask you a little bit more about the inquiry itself. Thus far, have you encountered any additional unexpected costs that had not been previously accounted for, or can you say that this inquiry is entirely related to the timing of the expense-related accounting entries?

M. Luetkemeyer	I guess I would say it’s primarily related to the timing of expense recognition associated with accrual accounting.

T. Roderick

Okay, great, that’s helpful. Then, on the $2 million in the professional fees, are these strictly related to legal and accounting, or are there any additional parties that that payment will be remitted to?

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Host: Lloyd Carney

December 30, 2003/10:00 a.m. CST

L. Carney	Basically, the team that we have identified for you – Clifford Chance, D.T., and KPMG has been in here, obviously helping us through this process.

T. Roderick	Very good. Thank you.

Moderator	Our next question comes from the line of Peter Jacobsen of Kaufman Brothers. Please go ahead.

P. Jacobsen

Thanks, good morning. Just a clarification on the EPS guidance. My interpretation of what you said earlier is that you’ve got the $2 million impact, and you may or may not have a material impact in Q1 associated with accrued expense adjustments; is that correct?

M. Luetkemeyer

The only thing that we’ve said, Peter, is that we’re going to be at the high end or slightly exceed revenue, and we just said you shouldn’t rely on prior EPS guidance. So we haven’t given any granularity on new EPS guidance.

P. Jacobsen	Any comments at this point on the Agilent legal proceedings?

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Host: Lloyd Carney

December 30, 2003/10:00 a.m. CST

L. Carney

Today, we have done internal work with our development team to, to the best of our ability, understand what the Agilent impact would be on us, from a technology standpoint. We see that, in our review, that we have not violated any patents. We have moved for dismissal. We have moved for a change of location, and we are going to aggressively defend our rights against Agilent in this process. So we are engaged.

P. Jacobsen	Thank you.

Moderator	Our next question comes from the line of Scott Richter of Think Equity Partners. Please go ahead.

S. Richter

Thus far in the investigation, has anything else come up, or have you had to expand the inquiry into the other expense items or anything else, that would lead us to believe this could be expanded further going forward?

L. Carney

Through the course of the investigation – again, as I’ve stated earlier, this was an independent investigation, and the inquiry team were able to go wherever leads took them. So, yes, they actually did delve in the areas beyond expense accrual and expense recognition, but as the inquiry

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Host: Lloyd Carney

December 30, 2003/10:00 a.m. CST

evolved, we have come back to where predominately it’s an issue around the timing of expense accruals and expense recognition. So absolutely, they went in other areas. Not as deeply, but they did touch in other areas, wherever the investigation led them.

M. Luetkemeyer	Believe me, having lived through this for the last several weeks, they went wherever they wanted to go. It was open kimono. They looked under every rock. It’s been a pretty thorough review.

S. Richter	It sounds like you’re pretty confident that it’s going to be focused on the accrued expense area? No other balance sheet items?

L. Carney

As we stand here today, we’re very confident. Again, the rev rec – if anything, the inquiry has shown and documented the fact that rev rec is in very good shape. We have no debt, and we’re sitting here, our cash balances are solid. So absolutely, if anything, we’re reinforced about the strength of some of the other ledgers.

S. Richter	Then, did you notify the SEC last night, and are they going to initiate anything as a result of this?

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Host: Lloyd Carney

December 30, 2003/10:00 a.m. CST

L. Carney

We notified the SEC yesterday, and we notified Nasdaq yesterday also. We have discussed with Nasdaq our press release. We have, in discussion, requested a hearing before the appropriate people at Nasdaq, and consistent with Nasdaq’s published procedures, they’ll be initiating a formal procedure that will result in the company participating in a Nasdaq hearing. During that hearing, we will provide information that we hope and expect will result in the company’s shares continually being traded on the Nasdaq, so we have taken the appropriate actions with the appropriate oversight bodies.

S. Richter	What would be your expectation with respect to the SEC and them doing anything or not?

L. Carney

It would be presumptuous of me to state what the SEC may or may not do, but based on the high quality of work that has been done by Clifford Chance and Deloitte & Touche and the independence of that work, I would expect that they would take a recommendation from the independent bodies that have done this on behalf of our audit committee.

S. Richter	Then, can you talk at all about dollar amounts, on a historical or go-forward basis, that are potentially impacted?

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Host: Lloyd Carney

December 30, 2003/10:00 a.m. CST

M. Luetkemeyer	It would be premature, I think, to talk about dollar impacts, because the process isn’t yet complete.

S. Richter	Would this preclude you from being able to build backlog and visibility, as you’ve been doing in the past, when you’ve had decent quarters or stronger –

M. Luetkemeyer	Absolutely not.

L. Carney	No, we’re actually sitting here, and the quarter is not done as yet, and we’re telling you that we’re going to be on the high end of guidance, and the backlog looks pretty strong.

M. Luetkemeyer	And the pipeline looks pretty strong.

S. Richter

Then, just finally, on guidance: Mike, last quarter there was a big jump in expenses, and that was related to some accruals. Any change there? And when you say that typically there isn’t a spike, obviously we did see one last quarter. I know you can’t give a split, but qualitatively, can you talk

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Host: Lloyd Carney

December 30, 2003/10:00 a.m. CST

to how that level plays out? I guess it would be my expectation that you’d see the service line actually decline this quarter.

M. Luetkemeyer	The service line?

S. Richter	The maintenance and service line.

M. Luetkemeyer	Oh, you’re talking about revenue.

S. Richter	Yes.

M. Luetkemeyer

The maintenance and revenue line, as we’ve continued to build and sell first-year license, we always sell first-year maintenance; and so we have been building that maintenance and services revenue line. I guess what I would say is that we’ve said that we’re going to be at the high end or slightly exceed total revenue. I’ve pretty much said on this call that license revenue has to be up, and I would expect maintenance and services revenue to continue to be strong as well.

Now, in terms of the spike in expenses, last quarter the spike is sitting across the table from me here; it’s our new chairman and CEO. Of course,

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Host: Lloyd Carney

December 30, 2003/10:00 a.m. CST

we also have had some additional legal expenses associated with the Agilent filing and with the Aprisma filing and so on. So those weren’t unusual – well, they weren’t unexpected.

S. Richter

Yes; I meant on the maintenance side, but we can circle back on that. Just a final question on the guidance, and circling back to your comments as well in terms of demand: How are you feeling over the last couple of months how business has been trending, and particularly, what are you seeing in the carrier space going forward?

L. Carney

I’ve been out there now, I’ve been in most regions at least a couple of times over the past three months, and everywhere I go, business is trending in the right direction. I mean, even down in South America, where some of the toughest economies are, you’re seeing good demand. In the last couple of years there were a lot of proposals out there, and people with projects that weren’t funded. What we’re seeing now are not just projects, not just science projects, but funded project initiatives, and we’re seeing an uptake not just in the carrier environment, where we have a preeminent role, but also in our enterprise. I think the enterprise revenue trend that we saw last year, where over 40% of our revenue was coming from the enterprise, will continue.

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Host: Lloyd Carney

December 30, 2003/10:00 a.m. CST

We’re actually getting a lot of traction, especially on the security front. We’ve launched a new security product. The second version of it came out a couple of months ago, that we’re getting great uptick in. The strength that we have in understanding the infrastructure of the network, understanding how the routers and switches are behaving in the network, gives us a great leeway into the security area, because those are the elements in network that are now under attack. And no one understands better the health of those products in a network environment than we do, so we’re seeing a lot of interest. The last time I looked, it was almost half of our new sales had a security component in there. So we’re seeing a lot of strength across our precision product portfolio, and a lot of uptick there. So, our new bundles, our new solutions that we have launched, we’re seeing a lot of success there, and again, we’re seeing global success. It’s not now limited to any one market geographically, or one market from a segment standpoint. Both in the enterprise and in the carrier, we’re seeing renewed confidence in our portfolio.

S. Richter	Just one final one, and I apologize, but has the board addressed any potential need for any upper-management changes as a result of the inquiries, or is that to be addressed down the road? Thanks.

MICROMUSE

Host: Lloyd Carney

December 30, 2003/10:00 a.m. CST

L. Carney

That’s to be addressed down the road. To date, the inquiry is not completed yet. We’re seeing, and we’ve already taken action, on procedures and processes internally. That will be addressed by the board.

Moderator	Our next question comes from the line of Shaul Eyal of CIBC World Markets. Please go ahead.

S. Eyal	Thank you. Most of my questions have been answered. One quick question: Lloyd, can you just kind of quickly address the relations with Cisco, how these have trended throughout the quarter?

L. Carney

Saoul, we have continued to have good relations with Cisco. As a matter of fact, we had probably four or five new products in our portfolio added to the Cisco price list in the last quarter. The security product I just mentioned is one of them. So we’re continuing to see great interest and great success with the Cisco sales teams.

In the last call that I was on, I think I went into some detail about the fact that we are – if you talk to the Cisco sales teams out there, we are helping the Cisco sales teams close multi-million-dollar deals. We have proven to

MICROMUSE

Host: Lloyd Carney

December 30, 2003/10:00 a.m. CST

them our ability to help them win and secure new accounts as well as help them better serve their existing customers. So we are a proven entity to Cisco’s sales team, and we continue to build on that month after month.

S. Eyal	Thank you.

Moderator	Our next question comes from the line of Nitsan Hargil of FBR. Please go ahead.

N. Hargil

Good morning, guys. I’m just trying to understand a little bit better, going back to the same questions that you’ve not exactly answered yet. I’m trying to get a better idea. Normally, when people speak of expense accruals, what we end up with at the end is a company saying, “We were a little bit under-aggressive. We didn’t take as many expenses as we should have in the past, and we’re correcting that by taking much larger expenses in past periods, which are going to impact future periods in a positive way.” Is this a likely interpretation of what we’re going to see? And I gather you’re going to tell me that it’s too early to tell. I realize that, except for often, after a few weeks of looking, we end up having some idea of where things are headed. Could you –

MICROMUSE

Host: Lloyd Carney

December 30, 2003/10:00 a.m. CST

L. Carney

Nitsan, we’ll try to – I’ll answer it once again. There is no doubt that you will see positive impact in some quarters, you’ll see negative impact in other quarters. You’ll see years where there might not be any impact whatsoever because of the puts and takes. We’re going through a process right now, this restatement, where we’re going to correct issues that probably normally wouldn’t have been corrected, and we’re going to correct issues that should have been done differently in the first place. So you’ll see puts and takes across this three-year period of time that will impact expense accrual, expense recognition timing. It would be presumptive for us to declare exactly what that is right now and what that impact is.

N. Hargil	Is it your expectation that if we look at the full period, the amount of expense is going to be relatively similar altogether, or are we going to see a sharp increase in expenses altogether?

L. Carney	I would not expect to see a sharp increase.

M. Luetkemeyer

Nitsan, I don’t think we’re going to, at the end of the day, come out of this and say, “Oh, my God, we hugely under-accrued, and now we need to have huge increases going forward.” We said this a couple of times: it’s

MICROMUSE

Host: Lloyd Carney

December 30, 2003/10:00 a.m. CST

more timing than anything, over the period. So when it’s primarily timing, it’s not going to be a huge adjustment in cost structure in total.

N. Hargil

One last question, if you would. Could you give us some example of what kind of expenses were mis-accrued, just one example? I realize that there could be many, and potentially different issues, all inter-combined, but are we talking about – I don’t know; not accounting for a salesperson commission, or are we talking about not accounting for some secretary, or are we talking about – some idea.

M. Luetkemeyer

I think about as granular as we can get is what we’ve already said, is that it’s primarily within the operating expense line items of the P&L. We don’t expect any material impact to revenue. We don’t expect material impact to cost of goods. It’s going to be primarily within operating expenses. But I think it would be premature and presumptuous for us to get too specific or too granular at this point beyond that. The process is still underway.

N. Hargil	Thank you.

MICROMUSE

Host: Lloyd Carney

December 30, 2003/10:00 a.m. CST

Moderator	Our next question is a follow-up question from the line of Mike Latimore from Raymond James. Please go ahead.

M. Latimore

This actually just goes to the Agilent litigation. You’re going to defend that aggressively. Does that mean that we should assume sort of material legal costs going forward here, or how do you think about the costs around the lawsuit there?

L. Carney

You would expect that the stance that we’re taking, one of aggressively defending our rights here, would incur costs to the company, and we will do our best to try to figure out what those accruals should be and what the run rate should be for that. But we are going to defend ourselves aggressively here.

M. Latimore	You said backlog was strong. I assume you mean it grew over last quarter?

L. Carney	With two days to go in the quarter, I’ll just leave it at the fact that we have a healthy backlog, and the pipeline for next quarter looks as good as we’ve probably seen it in a while.

MICROMUSE

Host: Lloyd Carney

December 30, 2003/10:00 a.m. CST

M. Latimore	Lastly, would any of these changes or reviews you’re doing lead to a sort of materially different tax rate going forward?

M. Luetkemeyer	No. I wouldn’t expect any of this to affect the effective tax rate.

M. Latimore	All right, thanks.

Moderator	We have a follow-up question from the line of Michael Turits from Prudential Equities. Please go ahead.

M. Turits	You had said, I believe, that the deferred revenue should be flat to slightly up. That was the guidance, right?

M. Luetkemeyer

That was the original guidance that we had given back on the last earnings call, was that we expected stable or slightly improving deferred revenue. Mike, I can’t give you a final answer, because we have a couple of days left to go in the quarter, and so we’ll see where it actually turns out.

M. Turits

Sure. But I mean, if you can call where revenues are going, you’ve got to have some variable in there for both deferred revenue and for backlog. So is it a fair assumption to say – I mean, we would, on the Street, certainly

MICROMUSE

Host: Lloyd Carney

December 30, 2003/10:00 a.m. CST

view it as a disappointment if your revenues looked good and your backlog was flat to down, or your deferred revenues didn’t do what they expected. So any reason to think we should be disappointed here?

L. Carney	We would be disappointed, Michael, if that were the case. I’d say that. We’re not disappointed as we sit here today.

M. Turits	Thanks very much.

Moderator	Our final question comes from the line of Andy Schopeck of Nutmeg Securities. Please go ahead.

A. Schopeck

Thank you and good morning. The question I want to ask is, do you anticipate any delay in the reporting and filing of your first-quarter results, which normally would be reported around the third week in January? And is there any reason for us to feel uncomfortable that when they are reported, that they would be subject to any type of confusion, or that we could not rely on them going into the current fiscal year?

M. Luetkemeyer	We would normally have an earnings call in the third or fourth week in January. We expect to have an earnings call in the third or fourth week in

MICROMUSE

Host: Lloyd Carney

December 30, 2003/10:00 a.m. CST

January. There may be some limitation in the data that we can provide, because if the process – and it will be – we will not have filed restated financial statements; and so some of the beginning balances on the balance sheet items would not be available. But I would fully expect that when we get on that call the third or fourth week in January, that we’ll be able to report to you, with great clarity, revenue, backlog, probably deferred revenue, margins and earnings.

L. Carney	Our improved financial control process will be in place prior to that call.

M. Luetkemeyer	Yes.

A. Schopeck	Fine. That’s all I need to hear.

L. Carney	Yes, absolutely. This executive team will not be signing off on next quarter’s earnings until all those new processes are in place.

A. Schopeck	Thank you.

L. Carney	We’ll take one more question if there’s someone out there.

MICROMUSE

Host: Lloyd Carney

December 30, 2003/10:00 a.m. CST

Moderator	We’ll go to the line of Justin Martels of WPG Farber Fund. Please go ahead.

J. Martels	A couple of questions. One, the expenses for the $2 million, is that mostly just legal and accounting?

M. Luetkemeyer	Yes.

J. Martels	Following up on an earlier question regarding – has anyone actually been let go because of this, or is that something to be determined still?

L. Carney

Still to be determined. We’re still in the process. We have to rebuild the books to understand the full impact and the full range of issues. Again, you have to hearken back to the fact that this started in the 2000 time frame, and quite frankly, a lot of the people who initiated some of these processes and procedures are no longer here. There’s been a large turnover in that organization throughout the year, so it’s still to be determined. We’ll be following the recommendation of our legal counsel, Clifford Chance, obviously looking at recommendations from the audit committee as we go forward. But still to be determined.

MICROMUSE

Host: Lloyd Carney

December 30, 2003/10:00 a.m. CST

The focus right now is let’s get the 10-K signed off as expeditiously as possible. Let’s ensure that when we sit down in front of you in two or three weeks’ time, that all the right processes and procedures are in place, so that I and you and the entire Micromuse family can feel confident in our reporting information. That’s the priority right now.

J. Martels	Thanks.

L. Carney	Thanks, everyone. We really appreciate you taking the time to join us on this call.

Moderator

Ladies and gentlemen, this conference will be available for replay after 1:15 p.m. Pacific time today, through January 6th at midnight. You may access the AT&T Executive Playback Service at any time by dialing 1-800-475-6701, and entering the access code 715702. International participants may dial 1-320-365-3844. That does conclude our conference for today. Thank you for your participation, and thank you for using AT&T Executive Teleconference Service. You may now disconnect.